SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Private Business, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRIVATE BUSINESS, INC.

9020 Overlook Boulevard
Brentwood, Tennessee 37027

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Private Business, Inc. (the “Company”), to be held at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee, on May 28, 2003, at 8:00 a.m. (Central Daylight Time).

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Michael Berman, Vice President - General Counsel of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

Sincerely,

Henry M. Baroco Chief Executive Officer

Nashville, Tennessee
April 25, 2003

PRIVATE BUSINESS, INC.

9020 Overlook Boulevard
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Private Business, Inc.:

     The Annual Meeting of Shareholders of Private Business, Inc., a Tennessee corporation (the “Company”), will be held at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee, 37027 at 8:00 a.m. Central Daylight Time, on Wednesday, May 28, 2003 for the following purposes:

     (1)      To elect three (3) Class 1 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified; and

     (2)      To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about April 25, 2003. Only shareholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. The Company’s Board of Directors urges all stockholders of record to exercise their right to vote at the Annual Meeting of Shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.

     Your representation at the Annual Meeting of Shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors

Henry M. Baroco Chief Executive Officer

Brentwood, Tennessee
April 25, 2003

PROXY STATEMENT
PROPOSAL 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
FEES TO ERNST & YOUNG LLP
INDEPENDENT AUDITORS
COMPANY PERFORMANCE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER BUSINESS
MISCELLANEOUS

PRIVATE BUSINESS, INC.

9020 Overlook Blvd.
Brentwood, Tennessee 37027

PROXY STATEMENT

     This Proxy Statement and enclosed Proxy are being furnished to shareholders of Private Business, Inc., a Tennessee corporation (together with its subsidiaries “Private Business” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 8:00 a.m. Central Daylight Time on Wednesday, May 28, 2003, at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee and at any adjournments or postponements thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. The persons named as proxies were selected by the Board of Directors of the Company and are executive officers of the Company.

     This Proxy Statement and enclosed Proxy were initially mailed or delivered to shareholders on or about April 25, 2003. The Company’s Annual Report, which includes the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission for the fiscal year ended December 31, 2002, is being concurrently mailed or delivered with this Proxy Statement to shareholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material.

     The Company has fixed the close of business on April 11, 2003 as the record date for determining the holders of its common stock, no par value (the “Common Stock”) who will be entitled to notice of and to vote at the meeting. On that date, the Company had 14,064,008 issued and outstanding shares of Common Stock and 40,031 Shares of Series B Preferred Stock. Holders of the Company’s Common Stock and Series B Preferred Stock are entitled to one vote for each share owned of record. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     The director nominees will be elected by a plurality of the votes cast of the shares of Common Stock and Series B Preferred Stock, voting together, present or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights. There is no appraisal or similar right of dissenters respecting the matters to be voted upon. Any other matters that may be properly submitted to the shareholders will be approved by the affirmative vote of a majority of votes cast of the shares of Common Stock and Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     If properly executed and returned in time for the Annual Meeting, the enclosed Proxy will be voted in accordance with the choices specified thereon. Where a signed Proxy is returned, but no choice is specified, the shares will be considered present for purposes of determining the presence of a quorum at that Annual Meeting and will be voted “for” the election of each Class 1 director nominee and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting. Any shareholder who executes and returns a Proxy may revoke it in writing at any time before it is voted at the Annual Meeting by executing and delivering a later-dated proxy, or by appearing at the meeting and voting in person. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.

PROPOSAL 1.

ELECTION OF DIRECTORS

     All directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The Board of Directors of the Company is divided into three classes. The term of the Class 1 directors will expire at this Annual Meeting of Shareholders, the term of the Class 2 directors will expire at the 2004 Annual Meeting of Shareholders; and the term of the Class 3 directors will expire at the 2005 Annual Meeting of Shareholders (and in all cases when their respective successors are duly elected and qualified). At each annual meeting, successors to the class of directors whose term expires at such meeting will be elected to serve for a three-year term and until their successors are duly elected and qualified.

     The Board of Directors proposes that the three nominees indicated below be elected as Class 1 directors to serve for a three-year term and until their successors are duly elected and qualified. Mr. Black, Mr. Daily and Mr. Sturm are currently Class 1 directors. If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named below and for substitute nominee(s) as the Board may designate, unless the Board has taken prior action to reduce its membership. The proxies will in no event be voted for a greater number of nominees than three.

     During fiscal 2002, the Board of Directors held six meetings and acted by seven written consent actions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served. There are three committees of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

Information about Nominees for Class 1 Directors

Name of Director	Age	Principal Occupation

Thomas L. Black	51	Mr. Black co-founded Private Business in 1991 and has served as a director since that time and served as President and Chief Executive Officer from February 2001 to January 2003. Prior to serving as Private Business Chief Executive Officer, Mr. Black served as Chief Executive Officer of Imagic Corporation, a Nashville-based check imaging software company, and Tecniflex, Inc., a check processing equipment maintenance and servicing company. He had previously served as Chief Executive Officer of Private Business, Inc. from 1991 until 1995.

Glenn W. Sturm	49	Mr. Sturm was a director of Towne from 1996 until the Towne merger, at which time he became a director of the Company. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, and he presently serves as a member of its executive committee. Mr. Sturm served as chief executive officer of Netzee, Inc., a provider of a suite of Internet-based products and services to financial institutions from its inception in 1999 until October 2000. Mr. Sturm also serves as a director of The InterCept Group, Inc., a provider of technology products and services to financial institutions.

Gregory S. Daily	43	Mr. Daily became a director in August 2001. Mr. Daily has served as Chief Executive Officer of iPayment, Inc., a credit card processing company, since February 2001 and served as its Secretary from April 2001 to August 2002. From January 1, 1999 to December 2000, Mr. Daily was a private investor. In 1984, Mr. Daily co-founded PMT Services, Inc., a credit card processing company, and served as President of PMT Services, Inc. at the time of its sale to NOVA Corporation, a credit card processing company, in September 1998. Mr. Daily served as the Vice Chairman of the board of directors of NOVA Corporation from September 1998 until May 2001. Mr. Daily also serves as a director of Internet Pictures Corp. Mr. Daily has served as the Chief Manager and President of Caymas, LLC, a private investment company, since January 2001 and he has served as the Chief Executive Officer of Hardsworth, LLC, a private investment company, since May 1997.

Information About Continuing Directors - Class 2 (Term Ending 2004)

Name of Director	Age	Principal Occupation

Brian J. Conway	44	Mr. Conway has served as a director since August 1998. He has been a managing director or partner of TA Associates, Inc., a private equity investment firm in Boston, Massachusetts, or its predecessor since 1988, and was an associate at the firm from 1984 through 1988. He is a director of several privately held companies.

William B. King	58	Mr. King co-founded Private Business in 1991 and has served as Chairman of the Board since that time. In 1970, he co-founded Madison Financial Corporation, a provider of marketing products and services to community banks. Mr. King sold Madison Financial Corporation in 1986 and served as Chairman of the Board of its successor, FISI*Madison Financial Corporation, from 1986 to 1995. Mr. King is a private investor, and he has served as a major shareholder, director, and/or chairman of a number of privately held companies during the past five years. He currently serves on the boards of Tecniflex, Inc., Board Member, Inc., StrategyCorps LLC, Journal Communications, InfoAdvantage, Inc. and Ingram Entertainment, Inc.

Richardson M. Roberts	45	Mr. Roberts was a director of Towne Services until its merger with the Company. Previously, he served as Chairman and Chief Executive Officer of PMT Services, a publicly-traded marketer of electronic credit card authorization and payment systems, from 1984 to December 1998. He currently is Chairman and CEO of Verus Financial Management, a point-of-sale payment processor based in Nashville, TN. Mr. Roberts is also a principal investor in Cheyenne Environmental, Capital Cash, and Magic Springs Theme Park. He currently serves on the board of the Tennessee State Museum.

Information About Continuing Directors – Class 3 (Term Ending 2005)

Name of Director	Age	Principal Occupation

Bruce R. Evans	44	Mr. Evans has served as a director since August 1998. Since January 2001, he has been a managing partner of Summit Partners, a venture capital firm in Boston, Massachusetts where he has been employed since 1986. Mr. Evans also serves as a director of Opnet Technologies, Inc., a provider of network management software, and several privately held companies.

Frank W. Brown	49	Mr. Brown was a director of Towne from March 1998 until the Towne merger, at which time he became a director of the Company. Mr. Brown serves as Managing Director of The Bankers Bank. He was a principal with Brown, Burke Capital Partners, Inc., a provider of financial advisory services to community-oriented financial institutions and middle market corporations in connection with mergers and acquisitions and financing. He served as a Managing Member of Capital Appreciation Management Company, L.L.C., an Atlanta-based merchant banking fund. Mr. Brown has also worked in various corporate finance and investment banking positions with Bankers Trust Company, The First Boston Corporation and The Robinson-Humphrey Company.

David B. Ingram	40	Mr. Ingram became a director of the Company in October 2001. Mr. Ingram is currently the Chairman and President of Ingram Entertainment Holdings Inc., a distributor of videos, DVDs and video games, a position he has held since April 1996. He joined Ingram Entertainment Holdings Inc. in July 1991, where he held a variety of positions before being named President in August 1994. Mr. Ingram is a former board member of Buy.com, Ingram Micro, and the Video Software Dealers Association.

Committees of the Board of Directors

     The Board of Directors has three standing committees: the audit committee, the compensation committee and the governance committee. The Board of Directors does not have a nominating committee. The compensation committee makes recommendations concerning salaries and incentive compensation for executives of the Company. The compensation committee consists of Messrs. King, Evans, Ingram and Roberts. The compensation committee met one time during fiscal year 2002. The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent auditors. Messrs. Conway, Daily, Sturm and Brown currently serve on the audit committee. The audit committee met six times during fiscal year 2002. The governance committee consists of Messrs. King, Evans, Sturm, Daily and Ingram. The governance committee was formed during late 2002 to advise the Board on compliance issues. The governance committee did not meet during fiscal year 2002.

Director Compensation

     Non-employee directors receive $1,000 cash compensation for each board or audit committee meeting they attend, whether in person or via telephone, for meetings that exceed one hour in length. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.

     Payments are made to non-employee Directors in the amount of five hundred dollars ($500) per meeting for attendance at committee meetings of the Board of Directors, which are not Audit Committee meetings, whether in person or via telephone, for meetings that exceed one (1) hour in length, and are not held on the same day as a meeting of the Board of Directors.

     Beginning in 2003, payments will be made to the Chairman of the Board of Directors and to the chairman of each committee of the Board of Directors, as established by the Board of Directors, in the amount of two thousand dollars ($2,000) per year for the services provided as chairman. These payments are made in January of each year.

     In fiscal year 2002, non-employee Directors were granted non-qualified options, pursuant to the 1999 Amended and Restated Stock Option Plan, to purchase 25,000 shares of the Company’s common stock at the fair market value of the stock on the date of grant. Non-employee Directors who received stock option grants are eligible for a subsequent stock option grant for each subsequent three year term to which they are re-elected, provided that such Director continues as a Director after the date of the annual shareholders’ meeting held during the year 2005. In fiscal year 2002, Messrs. King, Evans, Ingram, Daily and Conway received options to purchase 25,000 shares of common stock at the fair market value of the stock on the date of grant, November 25, 2002. Mr. Black, Private Business’s only employee director, was granted stock options for his service as an employee during 2002.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES TO THE CLASS 1 DIRECTORS. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST ON PROPOSAL 1, IN PERSON OR BY PROXY, IS NECESSARY FOR THE ELECTION OF THE NOMINEES NAMED HEREIN TO BE DIRECTORS OF THE COMPANY.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     Private Business is authorized to issue 33,333,333 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2003, there were 14,064,008 shares of common stock and 40,031 shares of Series B Preferred Stock issued and outstanding. The following table sets forth as of March 31, 2003 information with respect to the beneficial ownership of our outstanding common stock by: (i) each director of Private Business; (ii) each executive officer named in the Summary Compensation Table herein; (iii) all directors and executive officers as a group; and (iv) each shareholder known by Private Business to be the beneficial owner of more than 5% of its outstanding common stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent such power may be shared with a spouse.

	Shares
	Beneficially Owned(1)

Name	Number	Percent

Summit Partners (2)(3)	1,475,763	10.5
TA Associates Group (2)(4)	1,475,763	10.5
Gregory A. Thurman (5)	837,823	6.0
William B. King (6)	468,436	3.3
Thomas L. Black (7)	1,243,945	8.7
Henry M. Baroco (8)	447,854	3.1
Gerard M. Hayden, Jr. (9)	43,332	*
Peter S. Scully (10)	31,714	*
Frank W. Brown (11)	24,776	*
Brian J. Conway (4)	13,194	*
Gregory S. Daily	275,406	2.0
Bruce R. Evans (3)	13,194	*
David B. Ingram (12)	43,527	*
Richardson M. Roberts (13)	9,086	*
Glenn W. Sturm (14)	70,510	*
All directors and executive officers as a group (14 persons) (15)	5,636,500	38.1

*	Less than 1%

(1)	The percentages shown are based on 14,064,008 shares of Common Stock outstanding on March 31, 2003. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), shares of Common Stock which a person has the right to acquire pursuant to the exercise of stock options and warrants held by such holder that are exercisable within sixty (60) days of such date are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	The address for Summit Partners is care of Summit Ventures V, L.P. at 222 Berkeley Street, 18th Floor, Boston, MA 02116. The address for TA Associates Group is 125 High Street Tower, Suite 2500, Boston, MA 02110.

(3)	Includes 1,143,107 shares held by Summit Ventures V, L.P., 191,144 shares held by Summit V Companion Fund, L.P., 76,457 shares held by Summit V Advisors Fund (QP), L.P., 23,364 shares held by Summit V Advisors Fund, L.P., and 41,691 shares held by Summit Investors III, L.P. Mr. Evans is a general partner of Summit Investors III, L.P. and is a member of Summit Partners, LLC, which is the general partner of Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P., and Summit V Advisors Fund, L.P. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)	Includes 1,122,362 shares owned by TA/Advent VIII, L.P.; 308,805 shares owned by Advent Atlantic & Pacific III L.P.; 22,168 shares owned by TA Executives Fund LLC; 22,428 shares owned by TA Investors LLC. TA/Advent VIII, Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of TA/Advent VIII, L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners. TA Associates, Inc. is the general partner of TA Associates AAP III Partners, L.P. and the manager of each of TA Associates VIII, LLC, TA Executives Fund, LLC, and TA Investors, LLC is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships. Individually no shareholder, director, or officer of TA Associates, Inc. is deemed to have or share voting and investment power. Principals and employees of TA Associates, Inc. (including Mr. Conway, a Director of Private Business) comprise the members of TA Investors LLC. Mr. Conway has a pecuniary interest in 3,632 shares held by TA Investors, LLC.

(5)	Includes 75,007 shares held by The Joshua P. Thurman 1999 Trust and 75,008 shares held by the Whitney Thurman 1999 Trust.

(6)	Includes options to purchase 13,194 shares of common stock.

(7)	Includes options to purchase 195,833 shares of common stock.

(8)	Includes options to purchase 345,951 shares of common stock.

(9)	Includes options to purchase 33,332 shares of common stock.

(10)	Includes options to purchase 31,048 shares of common stock.

(11)	Includes options to purchase 3,635 shares of common stock and 4,409 shares owned jointly with his spouse.

(12)	Includes 13,194 shares owned by Ingram Capital Inc., an entity controlled by Mr. Ingram.

(13)	Includes options to purchase 1,817 shares of common stock.

(14)	Includes options to purchase 6,010 shares of common stock.

(15)	Includes options to purchase 715,471 shares of common stock.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2003.

Name	Age	Positions

Henry M. Baroco	59	Chief Executive Officer

Peter S. Scully	46	President and Chief Executive Officer of RMSA

Gerard M. Hayden, Jr.	48	Chief Financial Officer

Stephen D. Giddens	52	President

James T. Quinn	42	Chief Sales Officer

     Henry M. Baroco currently serves as Chief Executive Officer of Private Business, a position he assumed on January 31, 2003. Mr. Baroco was Chief Operating Officer of Private Business beginning in 2001 after its merger with Towne Services. Mr. Baroco served as President, Chief Operating Officer and a director of Towne Services from September 1996 until October 1999, and he served as Chief Executive Officer of Towne Services from October 1999 to February 2000. Prior to joining Towne, Mr. Baroco was Senior Vice President and General Manager of the vendor finance division of CIT Industrial Finance, and had also served as Senior Vice President of Sales and Marketing for Norwest Equipment Finance. Mr. Baroco also has more than 19 years of experience with GE Capital, where he last served as National Sales Manager of its Vendor Finance business.

     Peter S. Scully joined Private Business in 1994 and has served as President and Chief Executive Officer of the Company’s retail inventory management services subsidiary, RMSA (Retail Merchandising Service Automation) since December 2001. Mr. Scully was a Vice President/Regional Manager - Business Development from 1996 to 1998, becoming a Senior Vice President in 1998. He held that position until 2000 when he became President of PB Insurance. Mr. Scully also became President and Chief Executive Officer of RMSA effective January 1, 2002. Prior to joining Private Business, Mr. Scully was a management consultant with Price Waterhouse.

     Gerard M. Hayden, Jr. joined Private Business in November 2001 as Chief Financial Officer. Prior to joining Private Business, Mr. Hayden served as Executive Vice President and Chief Financial Officer of Covation from 1998 until 2001. Previously, Mr. Hayden has held Chief Financial Officer positions with Meridian Occupational Healthcare Associates, Inc., ENVOY (now part of WebMD, NASDAQ: HLTH), Allied Clinical Laboratories, Inc., and Lincoln National/Peak Health Plan.

     Stephen D. Giddens currently serves as President of Private Business, a position he assumed on February 10, 2003. Mr. Giddens served Private Business as Chief Sales Officer from June 2002 until February 2003. Mr. Giddens began his career in sales and business development with the Carnation Company. Prior to joining Private Business, he was with The Quaker Oats Company, most recently as Director of Business Development – Food Service Division in Chicago.

     James T. Quinn returned to Private Business Inc. in February 2003. Mr. Quinn has 20 years of progressively responsible experience in sales, sales management, sales recruiting and training. During Mr. Quinn’s career at Private Business, he has served in a variety of senior management roles, including Director of Client Services and Director of Business Development. Prior to joining Private Business, he held sales management positions with SYCOM Enterprises/MEB Electric in Somerset, New Jersey and New York City; Sorg Printing Company in Washington, DC; and The Southwestern Company, in Nashville.

EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation earned during fiscal years ended December 31, 2002, 2001 and 2000 by the Company’s Executive Officer and the persons who, at December 31, 2002, were the other five most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

Summary Compensation Table

								Long-Term
								Compensation
		Annual Compensation						Awards

								Securities
						Other Annual		Underlying
Name and Principal Position	Year	Salary		Bonus		Compensation(1)		Options (#)

Henry M. Baroco (2)	2002	240,000		—		135,726	(4)	20,000
Chief Executive Officer and	2001	82,932		70,000		144,402	(4)	200,000
Former Chief Operating Officer	2000	N/A		N/A		N/A		N/A
Peter S. Scully	2002	198,000		—		8,727		50,000
President and CEO of RMSA	2001	168,083		60,000		49,306	(5)	13,333
	2000	140,000		25,000		16,885	(5)	11,666
Gerard M. Hayden, Jr.	2002	175,000		—		—		N/A
Chief Financial Officer	2001	17,260		N/A		N/A		100,000
	2000	N/A		N/A		N/A		N/A
Stephen D. Giddens	2002	189,572		—		6,185		50,000
President	2001	145,000		60,691		1,696		N/A
	2000	130,000		20,000		1,842		3,667
James T. Quinn	2002	150,000		—		0		2,000
Chief Sales Officer	2001	150,000		66,084	(6)	4,114		3,334
	2000	150,000		60,000	(6)	979		6,667
Thomas L. Black (2)	2002	250,000		—		—		100,000
Former Chief Executive Officer	2001	159,771	(3)	220,000		2,616		333,333
	2000	N/A		N/A		N/A		N/A

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by these executive officers which are available generally to all salaried employees of Private Business and perquisites and other personal benefits received by these executive officers, which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	On January 31, 2003, Henry M. Baroco replaced Mr. Black as the Company’s Chief Executive Officer. Mr. Black will remain with Private Business in an advisory capacity until January 31, 2005.

(3)	In 2001, Mr. Black opted to receive his salary in the form of stock. This amount represents the grossed up fair market value of the 43,608 shares of common stock Mr. Black received in lieu of cash compensation.

(4)	This amount represents taxable fringe benefits for a company owned car given to Mr. Baroco and for a loan that was forgiven by Towne prior to the Towne merger in consideration for Mr. Baroco’s entering into a new employment agreement that reduced the term of the agreement from three years to two years and reduced the period for which insurance benefits would be provided from until death to until age 65.

(5)	These amounts represent relocation expenses paid by Private Business.

(6)	Included in this bonus are $38,750 and $64,202 of sales commissions in 2000 and 2001, respectively.

     Option Grants. The tables below provides certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company’s Stock Option Plan during the year ended December 31, 2002.

Options/SAR Grants in Last Fiscal Year

						Potential Realizable
						Value at Assumed
						Annual Rate of
	Number of	Percent of				Stock Price
	Securities	Total Options/	Exercise	Market		Appreciation for
	Underlying	SARs Granted	or Base	Price on		Options Term(2)
	Options	to Employees	Price	Date of	Expiration
Name	Granted (1)	in Fiscal Year (1)	($/Share)	Grant	Date	5%	10%

Henry M. Baroco	20,000 (3)	3.8%	$1.95	$1.95	1/16/12	24,527	62,156
Peter S. Scully	50,000 (3)	9.4%	$1.95	$1.95	1/16/12	61,317	155,390
Gerard M. Hayden, Jr.	0	N/A	N/A	N/A	N/A	N/A	N/A
Stephen D. Giddens	50,000 (3)	9.4%	$1.95	$1.95	1/16/12	61,317	155,390
James T. Quinn	2,000	0.4%	$1.95	$1.95	1/16/12	2,453	6,216
Thomas L. Black	100,000 (3)	18.82%	$1.95	$1.95	1/16/12	122,634	310,780

(1)	The percent of total options granted was calculated based on a total of 532,001 options granted during fiscal year 2002.

(2)	The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company’s stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

(3)	These options vest 1/48th per month from the date of grant.

     Option Exercise and Values. The table below provides information as to exercise of options by the Named Executive Officers during the fiscal year 2002 under the option plans and the year-end value of unexercised options.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

			Number of
	Number of		Underlying Unexercised		Value of Unexercised
	Securities		Options/SARs		In-the-Money Options
	Underlying		At Fiscal Year-End		at Fiscal Year-end($)(1)
	Options	Value
Name	Exercised(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Henry M. Baroco	0	N/A	345,951	74,585	0	0
Peter S. Scully	0	N/A	31,048	45,037	0	0
Gerard M. Hayden, Jr.	0	N/A	33,332	66,668	0	0
Stephen D. Giddens	0	N/A	31,875	36,126	0	0
James T. Quinn	0	N/A	6,749	3,085	0	0
Thomas L. Black	0	N/A	195,833	70,834	0	0

(1)	This amount represents the aggregate of the number of “in-the-money” options multiplied by the difference between $1.48, the fair market value of the Common Stock at December 31, 2002, and the exercise price for that option. Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

     Equity Compensation Plan Information. The following table provides information about the Company’s equity compensation plans in effect at December 31, 2002, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders.

     The Company currently has two stock option plans: the 1994 Stock Option Plan and the 1999 Stock Option Plan, both of which have been approved by the Company’s shareholders. Options under these plans include nonqualified and incentive stock options and are issued to officers, key employees and directors of the Company.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	Be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected In
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	2,233,507	$5.56	433,160
Equity compensation plans not approved by shareholders	0		0
Total	2,233,507	$5.56	433,160

Employment Agreements and Advisor Agreement

Thomas L. Black

     Effective January 31, 2003, Private Business entered into an Advisor Agreement with Mr. Black pursuant to which Mr. Black’s employment as Chief Executive Officer ceased. Under the Advisor Agreement, Mr. Black receives an annual base salary $250,000 for consulting with the Company for a period of two years. This Advisory Agreement replaces and supercedes portions of Mr. Black’s previous employment agreement. Mr. Black’s employment agreement continues to contain a covenant not to compete within the continental United States with the “Business Activities” of Private Business nor to solicit Private Business’s employees during this two-year consulting period.

Henry M. Baroco

     Effective upon the consummation of the Towne merger, Private Business entered into an Executive Employment Agreement with Mr. Baroco as Private Business’s Chief Operating Officer. Mr. Baroco’s agreement provides for an annual base salary of not less than $225,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. The employment agreement had an initial term from the effective date of the Towne merger until January 1, 2002, subject to automatic annual renewals absent prior notice from either party. The employment agreement has been renewed for fiscal year 2003.

     Mr. Baroco’s employment agreement further provides for the grant to Mr. Baroco of options to acquire 200,000 shares of Private Business’s common stock at an exercise price equal to the closing trading price on the effective date of the Towne merger. One half of this initial option grant vested on December 31, 2001. The remaining one half of the option grant vest 1/48th per month beginning on the date of the Towne merger and for each month thereafter that Mr. Baroco continues to be employed by Private Business.

     The employment agreement provides for various payments to Mr. Baroco upon cessation of employment, depending on the circumstances. If Mr. Baroco is terminated for “Cause” at any time, he will receive his pro rata base salary and perquisites to the date of termination. If Mr. Baroco dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

     Mr. Baroco accepted the appointment of Chief Executive Officer on January 31, 2003. Mr. Baroco signed an Addendum to his employment agreement with the Company on April 15, 2003. Prior to this amendment, Mr. Baroco’s employment agreement provided that, if Mr. Baroco had resigned after January 1, 2002 or if he was terminated by Private Business without “Cause” at any time, then Mr. Baroco would have received $930,000, payable in equal 1/24th monthly payments over a term of two years. The Addendum to his employment agreement modified this provision to provide that, beginning in April of 2003, Mr. Baroco will receive $66,250 in the first month of each calendar quarter (April, July, October, and January) and $25,000 in the second and third month of each calendar quarter in addition to his salary. These payments will be made over the next 8 calendar quarters until Mr. Baroco has been paid a total of $930,000, at which time all such payments shall cease. In the event Mr. Baroco resigns or his employment is terminated for any reason, including death or disability, prior to the completion of the payments, these payments will continue until the full $930,000 has been paid to Mr. Baroco or his estate. Once the $930,000 has been paid in full, Mr. Baroco shall not be entitled to any further payments upon his resignation or termination of employment without “Cause” under Mr. Baroco’s Executive Employment Agreement with the Company.

COMPENSATION COMMITTEE REPORT

Compensation Policy

     The compensation committee of Private Business’s board of directors intends to make Private Business’s executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of Private Business’s Common Stock. The compensation committee also seeks to control Private Business’s fixed costs and to enhance Private Business’s annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving company and individual performance goals. In establishing Private Business’s compensation policies, the compensation committee also considers information regarding levels and practices at other companies in related industries that are comparable to Private Business.

     Although the compensation committee does not establish specific targets for compensation of Private Business’s executive officers relative to executive officers at comparable companies, the compensation committee believes that the compensation for Private Business’s executive officers generally falls in the median range of executive compensation for such comparable companies.

Executive Officer Compensation

     The annual compensation package of executive officers of Private Business generally provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to company performance and individual performance. Private Business also provides long-term equity based compensation generally through participation in the 1994 Stock Option Plan and 1999 Stock Option Plan. This assures that key management employees have a meaningful stake in Private Business, the ultimate value of which is dependent on Private Business’s long-term stock price appreciation, and that the interests of executive officers are aligned with those of Private Business’s shareholders.

     Base Salary. Executive officers’ base salaries reflect their positions and experience. Annual base salary increases for executive officers are established as a result of an analysis of each executive’s individual performance during the prior year, the overall performance of Private Business during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. Private Business believes that current executive officer salaries are competitive with comparable companies.

     Annual Bonus. To control fixed salary costs and reward annual performance, Private Business pays annual bonuses to executive officers for achieving company and individual performance goals. In setting annual bonus awards, the compensation committee considers, among other factors, Private Business’s revenue growth and profitability, the development and expansion of its business, improvement of management structures, and general management objectives. Actual awards are recommended by the Chief Executive Officer and approved by the compensation committee based on its assessment of each executive’s individual performance and responsibility for Private Business’s financial and business condition.

     Stock Options. The 1994 Stock Option Plan and 1999 Stock Option Plan permit grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four-year period, and expire after 10 years. Non-qualified stock options are granted with an exercise price established by the board of directors, vest from immediately after the date of grant up to four years after the date of grant and expire after 10 years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in Private Business. In determining the actual size of stock option awards under the Stock Option Plans, the compensation committee considers the value of the stock on the date of grant, competitive practices, the executive’s stock holdings, the amount of options previously granted to the executive, individual performance, and Private Business’s performance.

Compensation of the Former Chief Executive Officer

     Thomas L. Black served as the Company’s Chief Executive Officer for fiscal year 2002 and until he was replaced on February 1, 2003. Mr. Black had an employment agreement with the Company, which is described under the heading “Employment Agreements.” The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Private Business as well as provide a compensation level and structure necessary to obtain an executive with Mr. Black’s experience and credentials. Mr. Black’s employment agreement provided for an annual salary of $250,000 in fiscal year 2002 and a bonus in the amount of up to 100% of his base salary upon achievement of certain performance targets established by the board of directors. In fiscal year 2002, no bonus was paid to Mr. Black or any of the executive officers.

Compensation of the NewChief Executive Officer

     On February 1, 2003, Henry M. Baroco replaced Thomas L. Black as Private Business’s Chief Executive Officer. Mr. Baroco had an employment agreement with the Company, which is described under the heading “Employment Agreements.” The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Private Business as well as provide a compensation level and structure necessary to obtain an executive with Mr. Baroco’s experience and credentials. Mr. Baroco’s employment agreement provides for an annual current salary of $240,000 and a bonus in the amount of up to 100% of his base salary upon achievement of certain performance targets established by the board of directors.

Tax Regulations

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the 2003 fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

     The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Private Business.

The members of the compensation committee

Mr. William B. King Mr. Bruce R. Evans Mr. David B. Ingram Mr. Richardson M. Roberts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s compensation committee is currently composed of Mr. Evans, Mr. King, Mr. Roberts and Mr. Ingram. No executive officer of the Company serves as a member of the compensation committee or as a director of any other entity whose executive officer(s) serves as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

     Lease Agreements. In September 2001, the Company began leasing some of its office space to Tecniflex, Inc. which is primarily owned by Mr. King, one of our directors and Mr. Black, our former Chief Executive Officer and a director. The lease is for eight months and expired on April 30, 2002. The rent income for 2002 and 2001 totaled $11,000 and $39,000, respectively.

     Legal Fees. During the year ended December 31, 2002, the Company paid fees of approximately $105,00 for legal services to a law firm in which Mr. Sturm, one of our directors, is a partner.

Related Party Transaction Policy

     Private Business has a policy that any transactions between Private Business and its officers, directors and affiliates will be on terms as favorable to Private Business as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of our outside directors or will be consistent with policies approved by such outside directors.

AUDIT COMMITTEE REPORT

     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Private Business. Among other things, the audit committee reviews and discusses with management and with Private Business’s outside auditors the results of the year-end audit of Private Business, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) of the NASD’s listing standards. The board has adopted a written charter of the audit committee.

     As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity and generally accepted accounting principles.

     In connection with its review of Private Business’s audited financial statements for the fiscal year ended December 31, 2002, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP (“E&Y”) required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), as currently in effect and discussed with E&Y their independence from Private Business. The audit committee has determined that the provision of non-audit services rendered by E&Y to Private Business is compatible with maintaining the independence of E&Y from Private Business, but the audit committee will periodically review the non-audit services rendered by E&Y.

     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Private Business’s board of directors that the audited financial statements be included in Private Business’s annual report on Form 10-K for its fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Members of the Audit Committee

Mr. Brian J. Conway Mr. Gregory S. Daily Mr. Glenn W. Sturm Mr. Frank W. Brown

FEES TO ERNST & YOUNG LLP

     For the fiscal year ended December 31, 2002, the total fees paid to our auditors, E&Y, were as follows:

Audit Fees.

     For professional services rendered by E&Y for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year, the Company was billed aggregate fees of approximately $151,000.

Financial Information Systems Design and Implementation Fees.

     For the year ended December 31, 2002, E&Y did not render professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

Audit Related Fees.

     For professional services rendered by E&Y for the audit of the Company’s 401(k) Savings Plan the Company was billed $8,500.

All Other Fees.

     For the year ended December 31, 2002, for all other services rendered by E&Y, which included approximately $187,000 for tax compliance services and $52,000 for sales and use tax consulting services, the Company was billed $239,000.

INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as the Company’s Independent Auditors for the 2002 fiscal year. A representative of E&Y is expected to attend the meeting, will have an opportunity to make a statement and will answer appropriate questions from our shareholders.

     On May 17, 2002, the Board of Directors of Private Business Inc. (“the Company”) determined to dismiss its independent accountants, Arthur Andersen LLP (“Andersen”) and appointed Ernst & Young LLP (“EY”) as its new independent auditors, effective immediately. The decision to change accountants was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

     During the two year period ended December 31, 2001 and for the subsequent period through the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a) (1) (v) of Regulation S-K occurred within the two year period ended December 31, 2001 and for the subsequent period through the date hereof.

     The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company provided Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated May 17, 2002, stating its agreement with such statements is attached as Exhibit 16.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2002.

     During the Company’s two year period ended December 31, 2001, and the subsequent period through the date hereof, the Company did not consult with EY regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

COMPANY PERFORMANCE

     Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company’s Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (US) (the “Broad Index”) and (b) the performance of a published industry index or peer group index, Russell 2000 (the “Industry Index”). The Company does not believe it has an industry peer group. The following graph compares the yearly percentage change in the return on the Company’s Common Stock since May 26, 1999, the date on which the Company’s Common Stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in the Company’s Common Stock on May 26, 1999, the investment of $100 in the Broad Index and the Industry Index on May 26, 1999, and that with respect to each hypothetical investment, all dividends were reinvested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except Henry M. Baroco, Chief Executive Officer of the Company, David B. Ingram, a director of the Company and Peter S. Scully, President and Chief Executive Officer of RMSA, who each failed to report two transactions in a timely fashion. Each of these reports has now been filed.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received by the Company not later than December 27, 2003 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Shareholders who intend to present a proposal at the 2004 Annual Meeting without inclusion of such proposal in the Company’s proxy materials are required to provide such proposals to the Company no later than March 11, 2004. Any such proposals, as well as any questions relating thereto, should be directed to Michael Berman, Vice President - General Counsel, 9020 Overlook Blvd., Brentwood, Tennessee, 37027.

OTHER BUSINESS

     It is not anticipated that any other business will arise during the Annual Meeting as the management of the Company has no other business to present and does not know that any other person will present any other business. However, if any other business should be presented at the meeting, the persons named in the enclosed proxy intend to take such action as will be in harmony with the policies of the management of the Company.

MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

PROXY	PRIVATE BUSINESS, INC.	PROXY

Annual Meeting of Shareholders, May 28, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Henry M. Baroco, Gerard M. Hayden, Jr. or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Shareholders of Private Business, Inc., to be held on May 28, 2003, at 8:00 a.m. Central Daylight Time, at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee, 37027 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF CLASS 1 DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote “FOR” all nominees and strike a line through the nominee’s name in the list below.)

Thomas L. Black        Glenn W. Sturm        Gregory S. Daily

(2)	In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION            ☐ AGAINST DISCRETION            ☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF CLASS 1 DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated: -------------------------------- , 2003

Dated: -------------------------------- , 2003
Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

PRIVATE BUSINESS, INC.

9020 Overlook Boulevard
Brentwood, Tennessee 37027